Exhibit 99.1

                DOCUMENT SCIENCES ANNOUNCES THIRD QUARTER RESULTS

    CARLSBAD, Calif., Nov. 1 /PRNewswire-FirstCall/ -- Document Sciences Corporation (Nasdaq: DOCX), a global leader in providing customer communications management solutions, today reported revenues of $8.4 million for the quarter ended September 30, 2006, an increase of 13% over revenues of $7.4 million for the quarter ended September 30, 2005. Net income for the quarter ended September 30, 2006, was $115,000 compared with a net loss of $69,000 for the quarter ended September 30, 2005. Net income per share for the quarter ended September 30, 2006, was $0.02 based on 5,324,126 diluted shares outstanding, compared with net loss per share of $0.02, based on 4,158,371 diluted shares outstanding for the quarter ended September 30, 2005.

    For the nine months ended September 30, 2006, revenues were $24.6 million, compared with revenues of $21.6 million for the same period in 2005, representing an increase of 14%. For the nine months ending September 30, 2006, the company reported a net loss of $199,000, or $0.05 per share based on 4,250,690 shares outstanding, compared with a net loss of $326,000, or $0.08 per share based on 4,128,384 shares outstanding, for the nine months ending September 30, 2005.

    Jack McGannon, Document Sciences' President and CEO, stated that "this quarter represented the best quarter of the year for the company in terms of license bookings. Due to our revenue recognition policy, a significant amount of these bookings were not recognized to revenue during the quarter but have contributed to the noteworthy growth in our deferred revenue. However, we were still able to achieve our ninth consecutive quarter of year-over-year quarterly revenue growth."

    McGannon further stated that "the Company's balance sheet strengthened during the quarter. Our cash and short-term investments balances of $6.9 million at September 30, 2006, while down by $971,000 from year end balances due to typical seasonality, were nearly $700,000 higher than the third quarter of 2005. Our accounts receivable balance continues to grow in concert with the licensing of our products and the execution of professional services contracts and is up by nearly $4.3 million since the end of last year. Deferred revenue remains significant, with a balance of approximately $16.7 million at the end of the third quarter. Increases were recorded in accounts receivable and deferred revenue resulting from our normal invoicing for the renewal of annual license and maintenance fees for customers whose contracts expire at year-end. Additionally, these two accounts grew with the signing of two license agreements totaling approximately $2.5 million, for which revenue will be recognized over the respective term of the arrangement."

    Also included in expenses for the three and nine months ended September 30, 2006 are $155,000 and $364,000, respectively, of stock-based compensation expenses, including $36,000 and $128,000, respectively, resulting from the adoption of Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment.

    About Document Sciences

    Document Sciences is a market-leading global solutions provider for customer communications management. Our award-winning xPression software suite enables organizations to automate the creation and delivery of well-designed, highly personalized communications -- from customized marketing collaterals, contracts and policies to high-volume relationship statements and correspondence. More than 500 content-driven organizations worldwide, including over 60 FORTUNE Global 500 companies, use Document Sciences' solutions to reduce development costs by up to 90%, improve time-to-revenue by as much as 75%, and enhance the overall customer experience with highly effective 1:1 communications. Based in Carlsbad, California, with award-winning offshore services operations in Beijing, China and offices across the U.S. and in London, Document Sciences also markets its products in Europe, Australia, Canada, New Zealand, Latin America and Asia. For more information about Document Sciences Corporation, call 888.4.DOC.SCI or visit www.docscience.com.

    This press release may contain "forward-looking" statements about possible or assumed future results of our financial condition, operations, plans, objectives and performance. You can identify these statements by the fact they use words such as "believe," "expect," "anticipate," "estimate," "project," "intend," "plan" or similar expressions. Many possible events or factors could affect our future financial results and performance. This could cause our results or performance to differ materially from those expressed in these forward-looking statements. Some of these events or factors include the following: (i) national, international, regional and local economic, competitive and regulatory conditions and developments; (ii) the market for document automation software (including the emerging content processing market); (iii) market acceptance of enhancements to our existing products and introduction of new products; (iv) continued profitability of our professional services; (v) maintaining our relationships with Xerox Corporation and our other distribution partners and/or other risks detailed from time-to-time in our SEC reports, including the report on Form 10-K for the fiscal year ended December 31, 2005. We do not undertake, and specifically disclaim, any obligation to update forward-looking statements.

                          DOCUMENT SCIENCES CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

                                                   September 30,      December 31,
                                                       2006               2005
                                                   --------------    --------------
ASSETS
Current assets:
  Cash and cash equivalents                        $    5,260,433    $    6,692,642
  Short-term investments                                1,641,414         1,179,851
  Accounts receivable, net                             11,810,125         7,564,929
  Other current assets                                  1,445,102         1,666,382
    Total current assets                               20,157,074        17,103,804
  Property and equipment, net                             744,189           788,567
  Software development costs, net                         984,310         1,698,394
  Goodwill, net                                         4,495,192         4,495,192
    Total assets                                   $   26,380,765    $   24,085,957

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                 $      471,114    $      160,160
  Accrued compensation                                  1,237,907         1,719,869
  Other accrued liabilities                               693,403           445,659
  Deferred revenue                                     16,697,872        14,861,856
    Total current liabilities                          19,100,296        17,187,544

Obligations under capital leases                           11,905            27,521

STOCKHOLDERS' EQUITY
  Common stock, $.001 par value                             4,377             4,315
  Treasury stock                                         (293,123)         (344,858)
  Additional paid-in capital                           13,803,612        13,258,962
  Accumulated other comprehensive income                      661                18
  Retained deficit                                     (6,246,963)       (6,047,545)
    Total stockholders' equity                          7,268,564         6,870,892
    Total liabilities and stockholders'
     equity                                        $   26,380,765    $   24,085,957

                          DOCUMENT SCIENCES CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                        Three Months Ended                 Nine Months Ended
                                           September 30,                     September 30,
                                 --------------------------------   -------------------------------
                                      2006              2005             2006             2005
                                 --------------    --------------   --------------   --------------
Revenues:
  License fees                   $    5,509,267    $    5,128,929   $   16,242,752   $   14,708,982
  Services and other                  2,889,103         2,286,510        8,399,835        6,847,464
    Total revenues                    8,398,370         7,415,439       24,642,587       21,556,446
Cost of revenues:
  License fees                          966,455         1,078,795        3,185,690        3,317,855
  Services and other                  2,471,598         2,081,653        7,462,625        5,567,692
    Total cost of
     revenues                         3,438,053         3,160,448       10,648,315        8,885,547
Gross margin                          4,960,317         4,254,991       13,994,272       12,670,899
Operating expenses:
  Research and
   development                        1,590,614         1,613,984        4,356,412        4,311,484
  Selling and
   marketing                          2,313,439         1,976,649        7,030,561        6,262,075
  General and
   administrative                       975,875           773,927        2,944,973        2,572,890
     Total operating
      expenses                        4,879,928         4,364,560       14,331,946       13,146,449
Income (loss) from
 operations                              80,389          (109,569)        (337,674)        (475,550)
   Interest and
    other income, net                    60,452            47,314          169,311          168,859
Income (loss) before
 income taxes                           140,841           (62,255)        (168,363)        (306,691)
   Provision for
    income taxes                         25,670             6,375           31,055           19,540
Net income (loss)                $      115,171    $      (68,630)  $     (199,418)  $     (326,231)

Net income (loss)
 per share - basic               $         0.03    $        (0.02)  $        (0.05)  $        (0.08)
Weighted average
 shares used in
 basic calculation                    4,281,906         4,158,371        4,250,690        4,128,384
Net income (loss)
 per share - diluted             $         0.02    $        (0.02)  $        (0.05)  $        (0.08)
Weighted average
 shares used in
 diluted calculation                  5,324,126         4,158,371        4,250,690        4,128,384

SOURCE  Document Sciences Corporation
    -0-                             11/01/2006
    /CONTACT:  Editorial, Todd Schmidt, tschmidt@docscience.com,
+1-760-602-1597, or Investors, Leslie Weller, +1-760-602-1524,
lweller@docscience.com, both of Document Sciences Corporation /
    /Web site:  http://www.docscience.com /